Exhibit 3(i).5


                    ARTICLES OF INCORPORATION

                                OF

               TECHNOLOGY AND MACHINE COMPANY, INC.


     The undersigned individuals acting as incorporators under the laws of the State of Utah, adopt the following Articles of Incorporation for Technology and Machine Company, Inc.

                            ARTICLE 1

                          CORPORATE NAME

     The name of this corporation is: Technology and Machine Company, Inc.

                            ARTICLE 2

                       CORPORATE EXISTENCE


     The corporation is to have perpetual existence unless dissolved or terminated according to law.

                            ARTICLE 3

                        CORPORATE PURPOSES

The purposes for which the corporation is organized are:

     a. To engage in the business of buying, selling, renting, manufacturing, fabricating, investing and conducting a general investment business for the production of income.

     b. To purchase, hold, sell and transfer the shares of its own stock.

     c. To engage in any and all activities and pursuits which may be reasonably related to the foregoing and following purposes.

     d. To organize or cause to be organized a corporation or corporations under the laws of any State in the United States to further the business operations of the corporation, and to operate the same, and to liquidate, merge or consolidate such corporation or corporations or to cause the same to be dissolved, wound-up, liquidated, merged or consolidated.

     e. To enqage in any and all other lawful purposes, activities and pursuits, whether similar or dissimilar to the foregoing, and the corporation shall have all powers allowed by law.



                           ARTICLES IV

                              SHARES

     The aggregate number of shares which this corporation shall have authority to issue is 50,000, which shall be without par value. All stock of the corporation shall be of the same class and have the same right and preferences.

                            ARTICLE V

                       COMMENCING BUSINESS

     This corporation will not commence business until consideration of a value of at least $1,000.00, has been received for the issuance of shares.

                           ARTICLES VI

             PRE-EMPTIVE RIGHTS AND CUMULATIVE VOTING

     The authorized stock of this corporation may be issued at such time, upon such terms and conditions, and for such consideration as the board of directors shall determine. Stockholders shall, have neither pre-emptive nor cumulative voting rights.

                           ARTICLE VII

                         INTERNAL AFFAIRS

     The board of directors of the corporation shall adopt bylaws for the regulation of the internal affairs of the corporation, which bylaws may be amended from time to time or repealed pursuant to law. The shareholders may adopt bylaws for the regulation of the internal affairs of the corporation, which bylaws may be amended from time to time or repealed pursuant to law.

                          ARTICLES VIII

               INTERNAL REGISTERED OFFICE AND AGENT

     The name and address of this corporation's initial registered agent for service of process is as follows:

Name:        Donald E. Shelley
Address:     5284 South 320 West C-280
             Salt Lake City, Utah 84107
             ___________________________
             Registered Agent' Signature







                            ARTICLE IX

                            DIRECTORS

     The board of directors shall consist of a variable number of three to five members, as the board of directors may itself from time to time determine. Until determination is made in the future by the board of directors, the board shall consist of three directors. The names and addresses of the initial directors are:

Name:        Richard Allen
Address:     10834 Whirlaway Lane, Sandy, Utah 84092

Name:        Phyllis Allen
Address:     10834 Whirlaway Lane, Sandy, Utah 84092

Name:        Donald E. Shelley
Address:     5284 South 320 West, C-280,
             Salt Lake City, Utah 84107

                            ARTICLE X

                           INCORPORATOR

The name and address of the incorporators are as follows:

Name:        Richard Allen
Address:     10834 Whirlaway Lane, Sandy, Utah 84092

Name:        Clara McNeill
Address:     5284 South 320 West, C-280
             Salt Lake City, Utah 84107

Name:        Phyllis Allen
Address:     10834 Whirlaway Lane, Sandy, Utah 84092

Dated this 19th day of November, 1990.


                    /s/ Richard Allen
                    -----------------
                    Incorporator


                    /s/ Clara McNeill
                    -----------------
                    Incorporator


                    /s/ Phyllis Allen
                    -----------------
                    Incorporator


STATE OF UTAH

COUNTY OF SALT LAKE

     On this 19th day of November, 1990, before me a Notary Public in and for said State personally appeared Richard Allen, Phyllis Allen and Clara McNeill known or identified to me to be the person who signed the foregoing document as incorporator and acknowledge to me that they executed the foregoing Articles of Incorporation as incorporators.


     IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year in this instrument first above written.

Commission Expires:

                                        /s/ Richard Allen
                                        -----------------
                                        Notary Public
                                        Residing at: